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                                                                      EXHIBIT 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Textron Inc. of our report dated January 29, 2004, included in the 2003 Annual Report to Shareholders of Textron Inc.

We consent to the incorporation by reference in the following Registration
Statements: Form S-8 No. 333-101183 pertaining to the Textron Savings Plan, Form S-8 No. 333-101180 pertaining to the 1999 Long-Term Incentive Plan, Form S-3 No. 333-84599 pertaining to the $2 Billion Shelf Registration, Form S-8 No. 333-78145 pertaining to the 1999 Long Term Incentive Plan, Form S-8 No. 333-50931 pertaining to the Textron Canada Savings Plan, Form S-8 No. 333-07121 pertaining to the Elco Plans, Form S-8 No. 33-63741 pertaining to the Textron Savings Plan, Form S-8 No. 33-57025 pertaining to the 1994 Long Term Incentive Plan, Form S-8 No. 33-38094 pertaining to the 1990 Long Term Incentive Plan of Textron Inc., and Form S-8 No. 333-105100 pertaining to the 1999 Long-Term Incentive Plan and in the related Prospectuses and Prospectuses' Supplements of our report dated January 29, 2004, with respect to the consolidated financial statements of Textron Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended January 3, 2004.


/s/ Ernst & Young LLP

Boston, Massachusetts
February 25, 2004